UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

PGIM GLOBAL HIGH YIELD FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PGIM GLOBAL HIGH YIELD FUND, INC. ADJOURNS ANNUAL MEETING OF STOCKHOLDERS

March 9, 2021

To the stockholders of PGIM Global High Yield Fund, Inc.:

On Tuesday, March 9, 2021, PGIM Global High Yield Fund, Inc. (the “Fund”) announced the adjournment of its 2021 Annual Meeting of Stockholders (the “Meeting”) for the further solicitation of proxies. The Meeting will be reconvened on April 16, 2021 at 2:00 p.m., Eastern Time. In light of the novel coronavirus pandemic, the Fund has elected to hold the Meeting via audio teleconference in order to ensure the safety of its stockholders. To participate in the Meeting, stockholders as of the record date, December 18, 2020, must email shareholdermeetings@computershare.com no later than 12:00 p.m., Eastern Time, on April 12, 2021, and provide their full name and address. A stockholder will then receive an email from Computershare Fund Services containing the conference call dial-in information and instructions for participating in the Meeting.

The Proxy Statement, which provides more information about the Meeting, is available at https://www.proxy-direct.com/pru-31830.

Andrew R. French,

Secretary